CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

Shareholders and Directors
Diabetex International Corporation and subsidiary
Sacramento, CA.

As independent public accountants, we hereby consent to the incorporation by reference of our report included in this Form 10-KSB into the Company's previously filed Registration Statements on Form 10-SB file no.


/s/ Crouch, Bierwolf & Chisholm
Salt Lake City, Utah